Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 14, 2005, accompanying the financial statements of UP Stone Creek, Inc. included in Form 8-K/A, filed May 12, 2005, which is incorporated by reference in this Registration Statement on Form S-3 (File No. 333-128799). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Cincinnati, Ohio

December 9, 2005